EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

John M. Greeley, CFO	Joanna Green
Tarantella, Inc.	Griffin Public Relations
831-427-7460	212-481-3456
jgreeley@tarantella.com	jgreen@griffinpr.com

TARANTELLA, INC. Files SEC Form 10K For FY 2003

Santa Cruz, CA (March 08, 2004)—Tarantella, Inc. (OTC: TTLA.PK), a leading supplier of secure application access software, today announced that it has filed its Form 10-Q for the third quarter of fiscal 2003 and its Form 10-K for fiscal 2003 with the Securities and Exchange Commission (SEC).

For the fiscal year ended September 30, 2003, the Company announced revenue of $14.0 million, an operating loss of $9.3 million, and a net loss of $9.7 million, or $1.10 per diluted share. The filings announced today also reported restated financial results for prior quarters in fiscal 2003 and for fiscal 2002. The restated financial results for the fiscal year ended September 30, 2002 were revenue of $14.2 million, an operating loss of $14.8 million, and a net loss of $16.2 million, or $2.00 per diluted share. The impact of the restatement on fiscal 2002 results was an increased net loss of $0.4 million, or increased loss per diluted share of $0.05.

“The Company’s new management team is pleased to have taken this important first step to achieving compliance with the Company’s reporting obligations to its investors under the Securities Exchange Act,” said John M. Greeley, Tarantella’s CFO. “We are pressing ahead with our efforts to regain reporting compliance as quickly as possible. The next significant step in this process will be the filing of the Company’s Form 10-Q for the first quarter of fiscal 2004.”

For Tarantella Investors:

This press release contains forward-looking statements. These forward-looking statements may be identified by use of terms such as “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “should” or “will”, or the negative of those terms or similar expressions. These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those described in such statements as a result of these risks and uncertainties. In particular, these forward- looking statements include statements about the Company’s regaining Securities Exchange Act compliance. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the risk that the Company may never regain compliance under the Securities Exchange Act or may not achieve profitability and other risks detailed from time to time in Tarantella’s SEC filings, including forms 10-Q and 10-K. Tarantella disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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About Tarantella, Inc.

Tarantella, Inc. is a leading provider of purpose-built application access and deployment software to nearly 12,000 customer sites worldwide. Tarantella enables organizations to access and manage information, data and applications across all platforms, networks and devices. Tarantella bridges the gap between vendors, ensuring that customers have complete access to business-critical information. Using Tarantella’s software, customers realize the benefits of secure corporate data, maximizing return on existing IT assets and improved productivity. The company markets its products through key industry partnerships and a worldwide network of consultants and resellers. Tarantella is headquartered in Santa Cruz, Calif. For more information, please visit the Tarantella web site at http://www.tarantella.com.

Tarantella, Tarantella Enterprise 3, Canaveral iQ, New Moon Systems and the Tarantella logo are trademarks or registered trademarks of Tarantella, Inc., in the USA and other countries. All other brand and product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

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